                                                                      Exhibit 24

                                POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Virginia T. Daly, R. Douglas Harmon, John C. Jaye and
Alba-Justina Secrist, or either of them signing singly, and with full power of substitution, as the undersigned's true and lawful attorney-in-fact (each, individually, an "Attorney-in-Fact" and collectively, the "Attorneys-in-Fact")
to:

        (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Polypore International, Inc., a
Delaware corporation (the "Company"), Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act") and the rules and regulations of the United States Securities and Exchange
Commission (the "SEC") thereunder;

        (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, including filing and applying for any accession, CCC, and CIK filing codes
(including filing SEC Form ID (or any similar form)), completing and executing any amendment or amendments thereto, and timely filing any such form with the
SEC and any stock exchange or similar regulatory authority; and

        (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in such
Attorney-in-Fact's discretion.

        The undersigned hereby grants to each such Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such
Attorney-in-Fact, or such Attorney-in-Fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing Attorneys-in-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys-in-Fact.

        This Power of Attorney revokes any currently existing power of attorney solely to the extent any such currently existing power of attorney gives the agent(s) designated therein the power or authority to do or perform any act or thing in the exercise of any of the rights and powers herein granted. This Power of Attorney shall not be revoked by any subsequent power of attorney I may execute, unless such subsequent power specifically refers to this Power of
Attorney or specifically states that the instrument is intended to revoke all prior powers of attorney.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of January, 2012.

                                        /s/ Christopher J. McKee
                                        ----------------------------------------
                                        Christopher J. McKee